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                                                                     Exhibit 3.2






                              CN BIOSCIENCES, INC.

                       Incorporated Under the Laws of the

                                State of Delaware

                              AMENDED AND RESTATED

                                     BY-LAWS


                                    ARTICLE I

                                    OFFICES.

         CN Biosciences, Inc. (the "Corporation") shall maintain a registered office in the State of Delaware. The Corporation may also have other offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.


                                   ARTICLE II

                                  STOCKHOLDERS.

         Section 1. Annual Meeting: The annual meeting of Stockholders for the election of Directors and the transaction of any other business as may properly come before such meeting shall be held each year, on such date, in such City and State and at such time and place as may be designated by the Board of Directors, and set forth in the notice of such meeting. If said day be a legal holiday, said meeting shall be held on the next succeeding business day. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

                  Section 2. Special Meetings: Special meetings of the Stockholders for any purpose may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or, in the absence of the Chairman of the Board or Chief Executive Officer, by the President, and shall be

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called by the Chairman of the Board, the Chief Executive Officer or, in the
absence of the Chairman of the Board, or Chief Executive Officer, by the President, at the request of the holders of a majority of the outstanding shares of capital stock entitled to vote. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

                  Section 3. Notice of Meetings: Written notice of the date, time and place of any Stockholders' meeting, whether annual or special, shall be given to each Stockholder entitled to vote thereat, by mailing the same to him at his address as the same appears upon the records of the Corporation not less than ten (10) nor more than sixty (60) days prior to the date of such meeting. Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

                  Section 4. Waiver of Notice: Notice of meeting need not be given to any Stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

                  Section 5. Quorum: Any number of Stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or by proxy at any meeting duly called, shall constitute a quorum for all purposes except as may otherwise be provided by law.

                  Section 6. Adjournment of Meetings: If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the Stockholders present or by proxy and entitled to vote thereat, without notice other than by announcement at the meeting until a quorum shall attend. Any



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meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the Stockholders present in person or by proxy and entitled to vote thereat. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

                  Section 7. Voting: Each Stockholder entitled to vote at any meeting may vote either in person or by proxy, duly appointed by instrument in writing subscribed by such Stockholder and bearing a date not more than 11 months prior to said meeting, unless said proxy provides for a longer period. The holders of Common Stock shall be entitled to one vote in respect of each share held on all matters submitted to a vote of shareholders. At all meetings of Stockholders all matters, except as otherwise provided by law, the Certificate of Incorporation, or these By-laws shall be determined by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote thereat.

                  Section 8. Record Date of Stockholders: The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of Stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of Stockholders for any purposes, as a record date for the determination of the Stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such Stockholders and only such Stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the



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books of the Corporation, after such record date fixed as aforesaid.

                  Section 9. Conduct of Meetings: The Chairman of the Board of Directors or, in his absence the President or any Vice President designated by the Chairman of the Board of Directors, shall preside at all regular or special meetings of Stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

                  Section 10. Business Conducted At Meetings: All business properly brought before a meeting of the Stockholders shall be transacted at such meeting. Business shall be deemed properly brought only if it is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a Stockholder of record entitled to vote at such meeting if written notice of such Stockholder's intent to bring such business before such meeting is delivered to, or mailed, postage prepaid, and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the date on which the Corporation first makes public disclosure (by notice to any national securities exchange or national market system in the United States on which the capital stock of the Corporation entitled to vote at such meeting is listed or otherwise) of the date of such meeting; provided, however, that in the event that such meeting is adjourned, and the Corporation is required by Delaware law to give notice to Stockholders of the adjourned meeting date, written notice of such Stockholder's intent to bring such business before the meeting must be delivered to or received by the Secretary of the Corporation no later than the close of business on the



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fifth day following the earlier of (1) the date the Corporation makes public disclosure (by notice to any such exchange or system or otherwise) of the date of the adjourned meeting or (2) the date on which notice of such adjourned meeting is first given to Stockholders. Each notice given by such Stockholder shall set forth: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(B) the name and address of the Stockholder who intends to propose such business; (C) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such Stockholder notice, a representation that the Stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting) and intends to appear in person or by proxy at such meeting to propose such business; and (D) any material interest of the Stockholder, if any, in such business. The Chairman of the meeting may refuse to transact any business at any meeting made without compliance with the foregoing procedure.


                  Section 11. Action by Stockholders Without a Meeting: Whenever under the General Corporation Law of Delaware Stockholders are required or permitted to take any action by vote at an annual or special meeting of Stockholders, such action may be taken without a meeting upon written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded.


                                   ARTICLE III

                                   DIRECTORS.





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                  Section 1. Number and Qualifications: The Board of Directors
shall consist initially of six Directors, and thereafter shall consist of such number as may be fixed from time to time by resolution of the Board of Directors. The Directors need not be Stockholders.

                  Section 2. Responsibilities: The general management of the affairs of the Corporation shall be vested in the Board of Directors, which may delegate to Officers, employees and to committees of two or more Directors such powers and duties as it may from time to time see fit, subject to the limitations hereinafter set forth, and except as may otherwise be provided by law.

                  Section 3. Election and Term of Office: The Directors shall be elected by the Stockholders at the annual meeting of Stockholders. The Directors chosen at any annual meeting shall hold office except as hereinafter provided, until the next annual election and until the election and qualification of their successors.

                  Section 4. Removal and Resignation of Directors: Any Director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of outstanding stock entitled to vote at any special meeting of the Stockholders called for that purpose, and the office of such Director shall forthwith become vacant. Any Director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board or by the Chief Executive Officer or, in the absence of the Chairman of the Board or Chief Executive Officer, by the President or by the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

                  Section 5. Filling of Vacancies: Any vacancy among the Directors, occurring from any cause whatsoever, may be filled by a majority of the remaining Directors, though less than a quorum, provided, however, that the Stockholders removing any Director may at the same meeting fill the vacancy caused by such removal, and provided further, that if the Directors fail to fill any such vacancy, the Stockholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of Directors, the additional



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Directors may be elected by the Directors in office prior to such increase. Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until the election and qualification of his successor.

                  Section 6. Regular Meetings: The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the Stockholders, provided a quorum is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

                  Section 7. Special Meetings: Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or by the Chief Executive Officer or, in the absence of the Chairman of the Board or Chief Executive Officer, by the President.

                  Section 8. Notice and Place of Meetings: Regular meetings of the Board of Directors may be held without notice at such time and place as shall be designated by resolution of the Board of Directors. Notice shall be required, however, for special meetings. Notice of any special meeting shall be sufficiently given if mailed to each Director at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by overnight courier, facsimile or delivered personally or by telephone not later than 24 hours prior to the time at which the meeting is to be held. No notice of the annual meeting shall be required if held immediately after the annual meeting of the Stockholders and if a quorum is present. Notice of a meeting need not be given to any Director who submits a signed waiver of notice before or after the meeting, nor to any Director who attends the meeting without protesting the lack of notice prior thereto or at its commencement.

                  Section 9. Business Transacted at Meetings: Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not,



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unless special notice of such business or proposed action shall be required by law.

                  Section 10. Quorum: A majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, unless otherwise provided by law, the Certificate of Incorporation or these By-laws. If a quorum is not present at a meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting to such time and place as they may determine without notice other than announcement at the meeting until enough Directors to constitute a quorum shall attend. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any Directors.

                  Section 11. Action Without A Meeting: Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

                  Section 12. Participation By Telephone: Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                  Section 13. Compensation: The Board of Directors may establish by resolution reasonable compensation of all Directors for services to the Corporation as Directors, including a fixed fee, if any, incurred in attending each meeting. Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity, as an Officer, agent, consultant or otherwise, and receiving compensation therefor.


                                   ARTICLE IV





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                                   COMMITTEES.

                  Section 1. Executive Committee: The Board of Directors, by resolution passed by a majority of the entire Board, may designate two or more Directors to constitute an Executive Committee to hold office at the pleasure of the Board, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the Delaware General Corporation Law, and shall have power to authorize the seal of the Corporation to be affixed to all instruments which may require it. Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the entire Board of Directors. Any person ceasing to be a Director shall ipso facto cease to be a member of the Executive Committee. Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the Directors by a resolution of a majority of the entire Board of Directors.

                  Section 2. Other Committees: Other committees, whose members are to be Directors, may be appointed by the Board of Directors, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the committee appointing them. Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors or the committee appointing such committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the committee appointing such committee.

                  Section 3. Resignation: Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, the President and Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.




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                  Section 4. Quorum: A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall have no powers as such.

                  Section 5. Record of Proceedings: Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

                  Section 6. Organization, Meetings, Notices: A committee may hold its meetings at the principal office of the Corporation, or at any other place upon which a majority of the committee may at any time agree. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Board of Directors or the Executive Committee, any notice of a meeting of such Committee may be given by the Secretary or by the chairman of the Committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least five (5) days before the day on which the meeting is to be held, or if sent to him at such place by overnight courier, facsimile or delivered personally or by telephone not later than 24 hours prior to the time at which the meeting is to be held.

                  Section 7. Compensation: The members of any committee shall be entitled to such compensation as may be established by resolution of the Board of Directors.


                                    ARTICLE V

                                    OFFICERS.

                  Section 1. Number: The Officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer, and such Vice Presidents and other Officers as may be appointed in accordance with the provisions of Section 3 of this Article V.




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                  Section 2. Election, Term of Office and Qualifications: The
Officers, except as provided in Section 3 of this Article V, shall be chosen annually by the Board of Directors. Each such Officer shall, except as herein otherwise provided, hold office until the selection and qualification of his successor. Except as provided by law, any two or more offices may be held by the same person.

                  Section 3. Other Officers: Other Officers, including, without limitation, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, may from time to time be appointed by the Board of Directors, which other Officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the Officer or committee appointing them. All such Officers shall be corporate officers of the Corporation with the power to bind the Corporation by acts within the scope of their authority.

                  Section 4. Removal of Officers: Any Officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

                  Section 5. Resignation: Any Officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board or by the Chief Executive Officer or, in the absence of the Chairman of the Board or Chief Executive Officer, by the President or the Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

                  Section 6. Filling of Vacancies: A vacancy in any office shall be filled by the Board of Directors.

                  Section 7. Compensation: The compensation of the Officers shall be fixed by the Board of Directors, or by any committee upon whom such power may be conferred by the Board of Directors.

                  Section 8. Chairman of the Board. The Chairman of the Board shall preside at all meetings of Stockholders and of the Board of Directors. He shall, at each annual meeting and from time to time, report to the Stockholders and to the Board



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of Directors all matters under his jurisdiction of which he has knowledge, which the interest of the Corporation may require be brought to their notice. In general, he shall perform all duties incident to the office of Chairman of the Board and such of the duties as may be assigned him by the Board of Directors or Executive Committee or as are prescribed by these By-laws. In the absence or incapacity of the Chairman of the Board, his duties as Chairman shall be performed, in the absence of the Chief Executive Officer, by the President.

                  Section 9. Chief Executive Officer. The Chief Executive Officer shall have the responsibility for carrying out the policies of the Board of Directors and, subject to the control of the Board, shall provide general leadership in matters of policy and planning and have general and active charge, control and supervision of the property, business and affairs of the Corporation. The Chief Executive Officer shall be either the Chairman of the Board or the President, unless the Board of Directors shall, by resolution, otherwise determine.

                  Section 10. President. The President shall perform such duties as may from time to time be assigned to him by the Board of Directors or the Executive Committee. He shall at each annual meeting and from time to time report to the Stockholders and to the Board of Directors all matters under his jurisdiction of which he has knowledge which the interest of the Corporation may require to be brought to their notice. He shall, in the absence of the Chairman of the Board or Chief Executive Officer, preside at all meetings of the Stockholders and of the Board of Directors.

                  Section 11. Vice-Presidents: The Vice-Presidents, or any of them, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The Vice-Presidents shall also perform such other duties as may be assigned to them by the President or the Board of Directors, and the President or the Board of Directors may determine the order of priority among them.






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                  Section 12. Secretary: The Secretary shall attend all meetings of the Board of Directors and of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee appointed by the Board. He shall give or cause to be given notice of all meetings of Stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Corporation and affix it to any instrument when so authorized by the Board of Directors.

                  Section 13. Treasurer: The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the Chief Executive Officer, the President and Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He may be required to give bond for the faithful discharge of his duties.


                                   ARTICLE VI

                                 CAPITAL STOCK.

                  Section 1. Issue of Certificates of Stock: Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue, and shall be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President, and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary, and the seal of the Corporation or a facsimile thereof shall be impressed, affixed or reproduced thereon. Where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the



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Corporation or a registrar, the signature of any such Chairman of the Board of
Directors, Chief Executive Officer, President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be by facsimile. In case any Officer or Officers who shall have signed any such certificate or certificates shall cease to be such Officer or Officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates have not ceased to be such Officer or Officers of the Corporation.

                  Section 2. Registration and Transfer of Shares: The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the numbers of the certificates covering such shares and the dates of issue of such certificates. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment of power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer. The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

                  Section 3. Lost, Destroyed and Mutilated Certificates: The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed. The Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding double the value



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of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State of Delaware.


                                   ARTICLE VII

                             DIVIDENDS AND SURPLUS.

                  Section 1. General Discretion of Directors: The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation shall be declared in dividends and paid to the Stockholders, and to fix the date or dates for the payment of dividends.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS.

                  Section 1. Fiscal Year: The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December.

                  Section 2. Corporate Seal: The corporate seal shall be in such form as approved by the Board of Directors and may be altered at its pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced by the Secretary or Assistant Secretary or any other authorized officer of the Corporation.

                  Section 3. Notices: Except as otherwise expressly provided, any notice required by these By-laws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed wrapper with first class postage prepaid thereon and addressed to the person entitled thereto at his address, as the same appears upon the books of the Corporation, or by delivery by



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overnight courier, hand delivery or facsimile to such person at such addresses;
and such notice shall be deemed to be given at the time it is mailed, hand delivered or faxed.

                  Section 4. Waiver of Notice: Any Stockholder or Director may at any time, by writing, waive any notice required to be given under these By-laws, and if any Stockholder or Director shall be present at any meeting his presence shall constitute a waiver of such notice.

                  Section 5. Contracts, Checks, Drafts: The Board of Directors, except as may otherwise be required by law, may authorize any Officer or Officers, agent or agents, in the name of and on behalf of the Corporation to enter into any contract or execute or deliver any instrument. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers, agent or agents of the Corporation, and in such manner, as shall be designated from time to time by resolution of the Board of Directors.

                  Section 6. Deposits: All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositaries as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any Officer of the Corporation, or by such agents of the Corporation as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may authorize for that purpose.

                  Section 7. Voting Stock of Other Corporations: Except as otherwise ordered by the Board of Directors or the Executive Committee, the Chairman of the Board, or the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the Stockholders of any corporation of which the Corporation is a Stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the Chairman of the Board, or the Chief Executive Officer or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers



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incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

                  Section 8. Indemnification of Officers and Directors: The Corporation shall indemnify any and all of its Directors or Officers, who shall serve as an Officer or Director of this Corporation or of any other corporation at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.


                                   ARTICLE IX

                                   AMENDMENTS.

                  The Stockholders shall have power to make, rescind, alter, amend or repeal these By-laws. The Board of Directors shall also have the power to make, rescind, alter, amend and repeal these By-laws. By-laws adopted by the Stockholders shall not be rescinded, altered, amended or repealed by the Board of Directors if such by-laws so express.


                                                          Dated: October 3, 1996


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